Exhibit 99.1

Comtech Appoints Maria Hedden to Chief Operating Officer

Hedden to Strengthen Comtech’s Operations – From Production to Improved Customer
Satisfaction – to Scale the Company into a Dominant Provider of Failsafe Communications

MELVILLE, N.Y. -- March 30, 2022 -- Comtech Telecommunications Corp. (NASDAQ: CMTL), a leading global provider of next-generation 911 emergency systems and secure wireless communications technologies, today announced that it has hired defense and communications industry veteran Maria Hedden as its new Chief Operating Officer (“COO”).

Hedden’s expertise is built on a storied career that includes over 20 years of executive P&L management experience focusing on improving business performance, and she has worked with some of the largest names in defense and mission-critical communications, including BAE Systems and L3Harris. In her most recent position, she served as Senior Vice President of Operational Transformation for Leidos, where she was responsible for establishing manufacturing excellence for a multi-billion product portfolio.

“At Comtech, we are focused on becoming the most trusted provider of Failsafe Communications, so that communication and data transmission is possible anytime, anywhere - and critical to achieving that goal is having someone at the top of our organization driving operational excellence, customer satisfaction, and structuring our business to scale successfully,” said Michael Porcelain, President and CEO of Comtech. “Maria’s track record speaks for itself, and she has the skillset needed to take Comtech into the future as Failsafe Communications become even more ingrained into our daily lives, no matter what the application.”

In her new role, Hedden will be responsible for leading and implementing operational excellence across Comtech, such as improving production capabilities and on-time delivery schedules, through retaining and scaling engineering and operations teams to improve margins and to keep pace with expected business growth. As COO, Hedden will ultimately drive continued customer satisfaction with her proven ability to efficiently deliver the solutions all of Comtech’s customers have come to rely on.

“My career has largely been in pursuit of making great companies better, and putting them on the path to meet their potential. Particularly for organizations in the most crucial of disciplines – such as providing critical satellite, space and public safety communication solutions – improved operations can have a significant trickle-down effect on their customers,” said Maria Hedden. “Comtech provides an invaluable service to its clients, and in becoming the most streamlined, strongest version of itself, will become a leading, end-to-end provider of Failsafe Communications.”

Hedden began her career in manufacturing with FMC, narrowing her focus on defense when FMC sold that division of their business to BAE Systems. It was there that she introduced Lean Manufacturing to BAE’s European business unit and rationalized the Land and Armament business. It was a following move to L3Harris that inspired her interest in general management, where she led an operational turnaround that culminated in her appointment to President in 2015, and ultimately operated as the head of L3Harris’ Security and Detection division when the company was sold, before joining Leidos.

About Comtech
Comtech Telecommunications Corp. is a leading global provider of next-generation 911 emergency systems and secure wireless communication technologies to commercial and government customers around the world. Headquartered in Melville, New York and with a passion for customer success, Comtech designs, produces and markets advanced and secure wireless solutions. For more information, please visit www.comtechtel.com (and preview its new website at www.comtech.com).

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Forward-Looking Statements
Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company’s Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

PCMTL

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